                                                                       EXHIBIT A


          Consent Agreement Pursuant to 17 C.F.R. Section 13d-1(f)(1)


        Each of the undersigned hereby consents and agrees to the filing on behalf of each of them of the foregoing joint statement on Schedule 13D pursuant to 17 C.F.R. 13d-1(f)(1) with respect to his/its beneficial ownership of the shares of the Issuer.


                            FINANCIAL INSTITUTION PARTNERS II, L.P., by its General Partner, HOVDE CAPITAL, L.L.C.

                            By:   /s/ Eric D. Hovde
                                 ---------------------------------------------
                            Its:   Manager


                            HOVDE CAPITAL, L.L.C.

                            By:   /s/ Eric D. Hovde
                                 ------------------
                            Its:   Manager





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